SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 2004

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item  1-6.     Not  Applicable.

Item  7.          Financial  Statements,  Pro  Forma  Financial  Information and
Exhibits

(  c  )          The  following  exhibits  are  filed  with  this  Report:

Exhibit  No.     Description
------------     -----------
EXHIBIT 99.1 Earnings Release issued by Pathfinder Bancorp, Inc. on February 6, 2004, furnished in accordance with Item 12 of this Current Report on Form 8-K.

Item  8.     Not  Applicable.

Item  9.          Regulation  FD
The following information is furnished under this Item 9 in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

On February 6, 2004 the Company announced its earnings for the fourth quarter of the 2003 fiscal year. A copy of the press release dated February 6, 2004, describing the fourth quarter earnings is attached as Exhibit 99.1.

Item  10-11.     Not  Applicable.

Item  12.  Disclosure  of  Results  of  Operations  and  Financial  Condition

See  Item  9  per  SEC  Release  33-8216,  March  27,  2003.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  March  16,  2004               By:  /s/  Thomas  W.  Schneider

                                      ----------------------------------------
                                      Thomas  W.  Schneider
                                      President  and  Chief  Executive Officer

                                  EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99.1      Press  Release  dated  February  6,  2004


                                   EXHIBIT  99.1

CONTACT:     Thomas  W.  Schneider  -  President,  CEO
          James  A.  Dowd  -  Vice  President,  CFO
          Telephone:  (315)  343-0057

           Pathfinder Bancorp, Inc. Announces Fourth Quarter Earnings

Oswego, New York, February 6, 2004 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing PathBcp) reported net income of $309,000, or $0.13 per share, for the quarter ended December 31, 2003 as compared to a net loss of $110,000, or $(0.04) per share, for the same period in 2002.

The Company reported net income of $1.7 million, or $0.68 per share, for the year ended December 31, 2003 as compared to net income of $1.2 million, or $0.45 per share, for the year ended December 31, 2002. The increase in net income for the year is primarily attributable to a $548,000 increase in net interest income, a $777,000 decrease in the provision for loan losses and a $514,000 increase in other income, partially offset by a 14% or $1.1 million increase in other expenses.

"The Company's per share earnings of $0.68 represents a 51% increase over the prior year and our best per share earnings since the Company's initial public offering," according to Thomas W. Schneider, President and Chief Executive Officer. "We are pleased with our progress over the past 12 months but also realize there is significant room for improvement. Revenue growth, net of gains and losses from the sale of securities, increased by 11% while expenses grew by 14%. Expense growth was primarily the result of the operation of a new branch and increased employee pension and health care costs."

Net interest income for the three months ended December 31, 2003, increased 4% to $2.3 million when compared to the same period during 2002. Interest expense decreased $347,000 while interest income decreased $261,000. Net interest rate spread increased 15 basis points to 3.45% for the quarter ended December 31, 2003 compared to 3.30% for the same period in 2002. Average interest-earning assets increased 2% to $260.4 million as compared to $256.2 million at December 31, 2002 while the yield on those assets decreased 66 basis points to 5.74% compared to 6.40% for the same period in 2002. The increase in average earning assets is primarily attributable to a $16.0 million increase in loans receivable and a $5.0 million increase in investment securities, partially offset by a $17.0 million decrease in interest earning deposits. At December 31, 2002, the Company had a significant interest earning deposit balance resulting from a fourth quarter deposit assumption and branch acquisition. The net proceeds received from the assumption and acquisition were invested in the Company's investment and loan portfolio during 2003. The decrease in interest expense was primarily the result of a decrease in the average cost of interest bearing liabilities of 81 basis points, to 2.30% as compared to 3.11% for the same period in the prior year. The decrease in average cost was partially offset by a 6% increase in the average balance of interest bearing deposits to $193.4 million for the quarter ended December 31, 2003 compared to $183.0 million at December 31, 2002.

Provision for loans losses for the quarter ended December 31, 2003 decreased 37% to $106,000 from $167,000 when compared to the same period in 2002. The Company's ratio of allowance for loan losses to period end loans ratio has increased to 0.91% at December 31, 2003 compared to 0.82% at December 31, 2002. Nonperforming loans to period end loans has increased to 1.59% from 0.95% resulted from an increase in residential real estate delinquencies at December 31, 2003.

The Company's non-interest income is principally comprised of fees on deposit accounts and transactions, loan servicing, commissions, and net securities gains and losses. Non-interest income, net of gains and losses from the sale of securities, loans, and other real estate, increased 20% to $454,000 for the quarter ended December 31, 2003, as compared to the same period in the prior year. The increase in non-interest income is primarily attributable to a $51,000 increase in service charges on deposit accounts, a $26,000 increase in loan servicing fees, and a $13,000 increase in the value of bank owned life insurance, partially offset by a $14,000 decrease in other charges, commissions and fees. Gains and losses on the sale of securities, loans and other real estate increased $186,000 when comparing the quarter ended December 31, 2003 to the same period in the prior year. In the fourth quarter of 2002, the Company was required to record a $165,000, net of taxes, impairment loss for a corporate bond investment security.

Operating expenses decreased 8% to $2.3 million for the quarter ended December 31, 2003, when compared to the same period in the prior year. The decrease in operating expenses was due to a decrease in professional and other services of $72,000, a $104,000 decrease in data processing expenses and a $168,000 decrease in other expenses. The decrease in other expenses resulted from the Company incurring $183,000 in non-recurring expenses in the fourth quarter of 2002 associated with the acquisition of the Lacona branch and the operations of a property classified in other real estate owned. These decreases were partially offset by a $129,000 increase in salary expenses, a $7,000 increase in building occupancy expenses and a $16,000 increase in the amortization of the intangible asset. The increase in salaries and employee benefits resulted from the operation of an additional branch location, and increase in pension benefit and health insurance benefit costs.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank; a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.


This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.



                            PATHFINDER BANCORP, INC.
                              FINANCIAL HIGHLIGHTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                        For the three months            For the twelve months
                                                          ended December 31,              ended December 31,
                                                                (Unaudited)                    (Unaudited)
----------------------------------------------------------------------------------------------------------------

                                                           2003            2002            2003          2002
                                                      --------------  --------------  --------------  -----------
CONDENSED INCOME STATEMENT
Interest income. . . . . . . . . . . . . . . . . . .  $       3,730   $       3,991   $      15,285   $   15,812
Interest expense . . . . . . . . . . . . . . . . . .          1,388           1,735           5,948        7,023
                                                      --------------  --------------  --------------  -----------
Net interest income. . . . . . . . . . . . . . . . .          2,342           2,256           9,337        8,789
Provision for loan losses. . . . . . . . . . . . . .            106             167             598        1,375
                                                      --------------  --------------  --------------  -----------
Net interest income after provision for loan losses.          2,236           2,089           8,739        7,414
Other income . . . . . . . . . . . . . . . . . . . .            469             207           2,608        2,094
Other expense. . . . . . . . . . . . . . . . . . . .          2,279           2,470           9,094        7,964
                                                      --------------  --------------  --------------  -----------
Income before taxes. . . . . . . . . . . . . . . . .            426            (174)          2,253        1,544
  Provision for income taxes . . . . . . . . . . . .            117             (65)            601          388
                                                      --------------  --------------  --------------  -----------
Net income . . . . . . . . . . . . . . . . . . . . .  $         309   $        (109)  $       1,652   $    1,156
                                                      ==============  ==============  ==============  ===========

KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .           0.44%          -0.16%           0.59%        0.45%
  RETURN ON AVERAGE ASSETS - CASH EARNINGS*. . . . .           0.51%          -0.11%           0.67%        0.48%
Return on average equity . . . . . . . . . . . . . .           5.81%          -1.88%           7.61%        5.01%
  RETURN ON AVERAGE EQUITY - CASH EARNINGS*. . . . .           6.82%          -1.27%           8.58%        5.41%
Net interest margin (tax equivalent) . . . . . . . .           3.62%           3.57%           3.68%        3.73%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .      2,417,318       2,583,643       2,423,966    2,577,857
Basic earnings per share . . . . . . . . . . . . . .  $        0.13           (0.04)  $        0.68   $     0.45
Diluted earnings per share . . . . . . . . . . . . .           0.13           (0.04)           0.67         0.44
Cash dividends per share . . . . . . . . . . . . . .           0.10            0.08            0.40         0.30
Book value per share . . . . . . . . . . . . . . . .              -               -            8.99         8.90


                                                        December 31,.   December 31,    December 31, December 31,
                                                               2003            2002            2001         2000
                                                      --------------  --------------  --------------  -----------
SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . . . .  $     277,940   $     279,056   $     244,514   $  232,355
Earning assets . . . . . . . . . . . . . . . . . . .        254,755         253,319         255,121      214,319
Total loans. . . . . . . . . . . . . . . . . . . . .        188,717         180,482         164,267      149,636
Deposits . . . . . . . . . . . . . . . . . . . . . .        206,894         204,522         169,589      161,459
Borrowed Funds . . . . . . . . . . . . . . . . . . .         40,960          42,860          49,441       47,230
Trust Preferred Debt . . . . . . . . . . . . . . . .          5,000           5,000               -            -
Shareholders' equity . . . . . . . . . . . . . . . .         21,785          23,230          22,185       20,962

ASSET QUALITY RATIOS
Net loan charge-offs to average loans. . . . . . . .           0.19%           0.90%           0.19%        0.09%
Allowance for loan losses to period end loans. . . .           0.91%           0.82%           1.03%        0.85%
Allowance for loan losses to nonperforming loans . .          57.32%          86.57%          63.66%       69.98%
Nonperforming loans to period end loans. . . . . . .           1.59%           0.95%           1.30%        1.23%
Nonperforming assets to total assets . . . . . . . .           1.15%           1.11%           1.13%        0.17%

* Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock:



                                           For the three months     For the twelve months
                                              ended Dec 31,             ended Dec. 31,
                                              2003         2002         2003         2002
------------------------------------------------------------------------------------------
    Net  Income. . . . . . . . . . . . . . .  $ 309       $(109)       $1,651       $1,156
    Add back (net of tax effect):
                 Amortization of intangibles     33          24           134           24
                 Stock-based compensation. .     21          11            77           68
------------------------------------------------------------------------------------------
    Cash earnings. . . . . . . . . . . . . .  $ 363       $ (74)       $1,862       $1,248
==========================================================================================
